STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT ("this Agreement") dated as of August 22, 1990, by and among CARDINAL LAND CORPORATION ("Purchaser"), a Kentucky corporation, and GWENDOLYN SLATER and SHARON PREECE (the "Stockholders"), being all of the stockholders of GWENCO, INC., a Kentucky corporation (the "Company").

W I T N E S S E T H:

WHEREAS, the Stockholders own 1,000 shares of the common stock of the Company (the "Stock"), being all of the outstanding shares of stock of the Company;

WHEREAS, the Stockholders desire to sell, and Purchaser desires to purchase, the Stock pursuant to this Agreement; and

WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Purchaser shall own all of the outstanding shares of capital stock of the Company;

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

REPRESENTATIONS OF THE STOCKHOLDERS

1. Representations of the Stockholders. The Stockholders represent, warrant and agree, jointly and severally except as otherwise indicated, as follows:

1.1 Ownership of Stock. Each stockholder is the lawful owner of the number of shares of Stock listed opposite the name of such Stockholder in Exhibit 1 hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind; each

Stockholder has full legal right, power and authority to enter into this Agreement and to sell assign, transfer and convey the shares of Stock so owned by such Stockholder pursuant to this Agreement; the delivery to the Purchaser of the Stock pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind. Each Stockholder is a resident of Kentucky.

1.2 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky. The Company has the power to own its own property and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in Kentucky, which is the only jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary.

1.3 Capital Stock. The Company has an authorized capitalization consisting of One Thousand (1,000) shares of common stock, without par value, of which One Thousand (1,000) shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement.

1.4 Investments. The Company does not own, directly or indirectly, any capital stock or other equity or ownership or

proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

1.5 Financial Changes and No Material Changes. The Stockholders have heretofore furnished the Purchaser, or will furnish to the Purchaser prior to the Closing Date (as hereinafter defined), with the balance sheets of the Company as of December 31, 1989, and the end of the two (2) preceding years, inclusive, and the related statements of income, shareholders' equity and changes in financial position for the years then ended, (the balance sheet of the Company as of December 31, 1989, is hereinafter referred to as the "Balance Sheet"). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Balance Sheet fairly presents the financial condition of the Company at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company, fixed or contingent, as of the date thereof, and the related statements of income, shareholders' equity and changes in financial position fairly present the results of the operation of the Company and the changes in its financial position for the period indicated. Such other balance sheets fairly present the financial condition of the Company at the respective dates thereof, and reflect all claims against and all debts and liabilities of the Company, fixed or contingent, at the respective dates thereof, and the related statements of income, shareholders' equity and changes in financial position fairly present the results of the operations of the Company and the changes in its financial position for the periods indicated. Since December 31, 1989, there has been no

material adverse change in the assets or liabilities, or the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, except in the ordinary course of business; and to the best knowledge, information and belief of the Stockholders, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

1.6 Books and Records. The minute book of the Company, as will be made available to the Purchaser and its representatives, contains accurate records of all meetings of, and corporate action taken by (including action by written consent) the shareholders and Board of Directors of the Company.

1.7 Title to Properties; Encumbrances. Except as set forth in Schedule 1.7 attached hereto, and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet date which have been sold or otherwise disposed of in the ordinary course of business, the Company has good, valid and marketable title to (a) all of its material properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, and (b) all of the properties and assets purchased by the Company since the Balance Sheet date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (ii) liens described on Schedule 1.7 attached hereto (liens of the type described in clause (i) above are hereinafter sometimes referred to as "Permitted Liens").

1.8 Leases. Schedule 1.8 attached hereto contains an accurate and complete list of all leases to which the Company is a party (as lessee or lessor) or which will be assigned to the Company by Paul Neil Slater on or before the Closing Date (as hereinafter defined). Each lease set forth in Schedule 1.8 (or required to be set forth in Schedule 1.8) is in full force and effect; all rents and additional rents due to the date on each such lease have been paid; and there exists no event of default, or event, occurrence, condition or act (including the purchase of the Stock hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under such lease. The Company has not violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information or belief of the Stockholders, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. The Company and its lessors have good and marketable title to all of the leases described in Schedule 1.8 attached hereto.

1.9 Material Contracts. Except as set forth in Schedule 1.9 attached hereto, the Company is not bound by any contract or agreement which would have a material impact on the business or operations of the Company.

1.10 Restrictive Documents. Except as set forth in Schedule 1.10 attached hereto, neither the Company nor any Stockholder is subject to, or a party to, any charter, by-law, mortgage, lien,

lease, license, permit, agreement, contact, instrument, law, rule, ordinance, regulation, order, judgement or decree, or any other restriction of any kind or character, which materially and adversely affects the business practices, operations or conditions of the Company or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by any Stockholder with the terms, conditions and provisions hereof or the continued operation of the Company's business after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct any business in any area.

1.11 Litigation. Except as set forth in Schedule 1.11 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information, and belief of the Stockholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information, and belief of the Stockholders, threatened against or affecting the Company, or any of its properties or rights which could materially and adversely affect the condition, whether financial or otherwise, or properties of the Company; and the Stockholders do not know of any valid basis for such action, proceeding or investigation. The Company is not subject to any judgement, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

1.12 Taxes. The Company has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, the Company. Such returns and reports reflect accurately all liability for taxes of the Company for periods covered thereby. All federal, state and local income, sales, use and other taxes and assessments (including interest and penalties) payable by or due from the Company have been fully paid or adequately disclosed and provided for in the books and financial statements of the Company. The federal income tax liability of the Company has been finally determined for all fiscal years to and including the fiscal year ended December 31, 1989. No examination of any tax return of the Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of the Company. All income, deductions, and credits of the Company applicable to the time period prior to the Closing Date shall be taxed to, deducted, or taken as a credit by the Stockholders as shareholders of the Company, an "S corporation, for Federal income tax purposes.

1.13 Liabilities. The Company has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet, other than liabilities incurred subsequent to the Balance Sheet date in the ordinary course of business not involving the borrowings by the Company. The Company is not in default in respect of the terms or conditions of any indebtedness. All liabilities or indebtedness of the Company on the Closing Date shall be paid on such date from the proceeds of

the sale of the Stock to the Purchaser. All employees of the Company shall be paid in full to the Closing Date. All Employees of the Company shall tender their resignations on the Closing Date.

1.14 Insurance. Set forth in Schedule 1.14 attached hereto is a complete list of insurance policies which the Company maintains with respect to its business, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. Since July 1, 1989, there has been no material adverse change in the Company's relationship with its insurers or in the premiums payable pursuant to such policies.

1.15 Compliance with Laws. The Company is in compliance in all material respects with all applicable laws, regulations, orders, judgements and decrees.

1.16 Employee Benefit Plans. The Company has no employee benefit plans within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

1.17 Environmental Laws and Regulations. The Company will make available to the Purchaser, prior to the Closing Date, all information known to the Company relating to the following items: (a) the nature and quantities of any Hazardous Materials (as defined below) generated, transported or disposed of by the Company in the past, together with a description of the location of each such activity, and (b) a summary of the nature and quantities of any Hazardous Materials that have been disposed of or found at any site or facility owned or operated presently or at any previous time by the Company. The Company is in compliance in all material

respects with all applicable federal, state and local laws and regulations relating to pollution control and environmental protection including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements regarding Hazardous Materials and all requirements of Federal or state surface mining control and water pollution control laws. Except as disclosed in Schedule 1.17 attached hereto, the Company has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time in the past. Except as disclosed in Schedule 1.17, there are no facts or circumstances which the Company reasonably expects could form the basis now or in the future for the assertion of any Claim (as defined below) against the Company relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which might have a material adverse effect on the business, results of operations, financial condition or prospects of the Company.

For purposes of this Section 1.17, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource

Conservation and Recovery Act, 42 U.S.C. Sections 6901-6987 and any amendments thereto ("RCRA"), and (iii) any similar federal, state or local environmental statute; and (B) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against the Company.

1.18 Disclosure. None of this Agreement, the financial statements referred to in Section 1.5 hereof, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Stockholders or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Stockholders which materially and adversely affects the business, prospect or financial conditions of the Company or its respective properties or assets, which has not been set forth in this agreement, the financial statements referred to in Section 1.5 hereof, any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Stockholders or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement.

1.19 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Stockholders or the Company is, or

will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, or controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

1.20 Copies of Documents. The Stockholders have or will within a reasonable period prior to the Closing Date cause to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article I or in any schedule attached hereto.

1.21 Past Mining. Except for the "Thacker" seam and a small amount of the "Winifred" seam, none of the seams of coal present in the property leased pursuant to the leases described in Schedule 1.8 has been significantly mined in the past.

ARTICLE II

REPRESENTATIONS OF THE PURCHASER

2. Representations of the Purchaser. The Purchaser represents, warrants and agrees as follows:

2.1 Existence and Good Standing of Purchaser; Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky. Purchaser has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Purchaser.

2.2 Restrictive Documents. Purchaser is not subject to any charter, by-law, mortgage, lien, lease, license, permit, agreement, contact, instrument, law, rule, ordinance, regulation, order,

judgement or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.

2.3 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser, other than Danny Thornsbury, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, or controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

ARTICLE III

SALE OF STOCK

3.1 Sale of Stock. Subject to the terms and conditions herein stated, the Stockholders agree to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchaser from each Stockholder on the Closing Date, the number of shares of Stock set forth opposite the name of such Stockholder on Exhibit 1 attached hereto. The certificates representing the Stock shall be duly endorsed in blank. Each Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by such Stockholder.

3.2 Price.

(a) In full consideration for the purchase by the Purchaser of the Stock, Purchaser shall pay to the Stockholders on the Closing Date an aggregate of One Hundred Fifty Thousand Dollars ($150,000.00), by official bank check payable to the order of each of the Stockholders, such checks to be in the amounts set forth in Exhibit 1 attached hereto, after reduction for the items listed

in Exhibit 1. The items to be paid at Closing, as listed in Exhibit 1, are meant to include all of the Company's outstanding liabilities and indebtedness on the Closing Date.
Such liabilities and indebtedness shall be paid on the Closing Date from the proceeds of the sale of the Stock to the Purchaser.

(b) On the Closing Date, or as soon as possible thereafter, all amounts in the Company's savings and checking accounts on the Closing Date shall be distributed equally to the Stockholders.

(c) After the Closing Date, all amounts received by the Company as royalty payments (other than for wheelage) from Preece Energy Corporation from the mining of the Thacker seam on the East Kentucky Energy Corporation property shall be paid, as received, to Paul Neil Slater, Sharon Preece and C. Christopher Younger in the following percentages: forty percent (40%) to Paul Neil Slater, forty percent (40%) to Sharon Preece and twenty percent (20%) to Christopher Younger.

3.3 Royalties.

(a) The Company shall be obligated to pay an overriding royalty of Fifty Cents ($0.50) per ton (2,000 pounds) on each ton of clean coal produced and sold pursuant to the leases described in Schedule 1.8 attached hereto. Said royalty per ton shall be paid Twenty Cents ($0.20) to Paul Neil Slater, Twenty Cents ($0.20) to Sharon Preece and ten cents ($0.10) to C. Christopher Younger; provided, however, that in the event the foregoing overriding royalty, plus all prior royalties, causes all royalties payable on a ton of clean coal produced under one of the leases described on Schedule 1.8 to exceed Two Dollars and Twenty-Five Cents ($2.25)

per ton, then the foregoing overriding royalty shall be reduced until the total royalties payable is Two Dollars and Twenty-Five Cents ($2.25) per ton. In the event of such a reduction, the amount of the overriding royalty payable to Paul Neil Slater, Sharon Preece and C. Christopher Younger shall be proportionately reduced.

(b) (1) The Company shall be obligated to pay an annual minimum royalty of Fifty Thousand Dollars ($50,000.00). The first annual minimum royalty payment of Fifty Thousand Dollars ($50,000.00) shall be due on the Closing Date. Thereafter, all annual minimum royalty payments shall be made on the anniversary of the Closing Date.

(2) The annual minimum royalty payment described in the preceding paragraph is dependent upon the Company maintaining the leases described in Schedule 1.8 attached hereto. In the event that any of such leases shall be cancelled for any reason, other than by the fault of Cardinal, then the amount of the annual minimum royalty payment required by the preceding paragraph shall be proportionately reduced. Such reduction shall be equal to a percentage of the annual minimum royalty payment which is equal to the percentage which the acreage previously leased under the cancelled lease(s) was of the acreage then under lease pursuant to the leases described in Schedule 1.8 immediately prior to the date of cancellation of such lease(s). In the event that all of the leases described in Schedule 1.8 are cancelled, then the obligation to make the annual minimum royalty payment hereunder shall immediately terminate.

3.4 Closing. The sale referred to in Section 3.1 shall take place at 10:00 a.m. at the offices of Cardinal Land Corporation,

16005 U.S. Route 23 South, Catlettsburg, Kentucky on August 30, 1990, or at such other time and date (not later than August 30, 1990) as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date".

ARTICLE IV

CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW

4.1 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, the Stockholders shall cause the Company to conduct its operations only according to their ordinary and usual course of business and to use its best efforts to preserve intact its business operations. The Stockholders agree not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article I hereof to be untrue or incorrect. The Stockholders shall cause the Company to notify the Purchaser of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, or submissions involving any material property of the Company, and to keep the Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

4.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, the Stockholders shall not, and shall cause the Company to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide information to, any

person, other than the Purchaser, concerning the purchase of the Stock, or any merger, sale of substantial assets or similar transaction involving the Company.

4.3 Review of the Company. The Purchaser may, prior to the Closing Date, through its representatives, review the properties, books and records of the Company and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Stockholders hereunder or those remedies of the Purchaser for breaches of those representations and warranties. The Stockholders shall cause the Company to permit the Purchaser and its representatives to have, after the date of execution of this Agreement, full access to the premises and to all of the books and records of the Company and to cause the officers of the Company to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as the Purchaser shall from time to time reasonably request. The Stockholders shall deliver or cause to be delivered such additional instruments as the Purchaser may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

ARTICLE V

CONDITIONS TO PURCHASER'S OBLIGATIONS

5. Conditions to Purchaser's Obligations. The purchase of the Stock by Purchaser on the Closing Date is conditioned, at the option of the Purchaser, upon satisfaction, on or prior to such date, of all of the conditions and requirements listed below. The

Purchaser may, at its option, waive the requirement that any one or more of the following conditions or requirements be satisfied on or before the Closing Date:

5.1 Opinion of the Company's Counsel. The Stockholders shall have furnished the Purchaser with a favorable opinion, dated the Closing Date, of Christopher Younger, Attorney at Law, in form and substance satisfactory to the Purchaser and its counsel, to the effect set forth in Exhibit 2 attached hereto.

5.2 Good Standing and Other Certificates. The Stockholders shall have delivered to the Purchaser (a) a certified copy of the Company's articles of incorporation, including all amendments thereto, (b) a certificate from the Secretary of State of Kentucky to the effect that the Company is in good standing in Kentucky, (c) a certificate as to the tax status of the Company from the Kentucky Revenue Cabinet, and (d) a copy of the By-Laws of the Company certified by the Secretary of the Company as being true and correct and in effect on the Closing Date.

5.3 No Material Adverse Change. Prior to the Closing Date there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and the Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

5.4 Truth of Representations and Warranties. The

representations and warranties of the Stockholders contained in this Agreement or in any schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to that effect.

5.5 Performance of Agreements. All of the agreements of the Stockholders to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to that effect.

5.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of the Stockholders, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to that effect.

5.7 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

5.8 Other Conditions. The following requirements must be satisfied:

(a) No Effect on East Kentucky Energy Corporation Leases. The Purchaser's obtaining complete ownership of all of the outstanding stock of the Company must have no adverse effect upon the status of the East Kentucky Energy Corporation leases to the Company.

(b) Philcon Development Corp., Inc. Permit. Philcon Development Corp., Inc. ("Philcon") must, prior to the Closing Date, obtain an approved comprehensive mining and reclamation permit for the "faced up" site on the property leased by the Company from Hilbert O. and Patricia Phillips and such permit must be transferred to the Company. In the alternative, the Purchaser must receive information from the Kentucky Department of Natural Resources which gives it a reasonable basis for believing, in its opinion, that the Philcon permit will be approved and will be permitted to be transferred to the Company. Approval of the Philcon permit must not be contingent upon the making of substantial revisions, the expenditure of large sums of money or the expiration of significant lengths of time. In addition, the Company must obtain, at its option, either full ownership of Philcon or the transfer of the Philcon permit to it prior to or on the Closing Date.

(c) Company Permit. The Company must, prior to the Closing Date, obtain an approved comprehensive mining and reclamation permit for its proposed mine location located on Slater's Branch, Pike County, Kentucky, on property leased from Ann and Elmer Smith. In the alternative, the Purchaser must receive information from the Kentucky Department of Natural Resources for it to reasonably believe, in its opinion, that the that the

Company's application for a comprehensive mining and reclamation permit on Slater's Branch, Pike County, Kentucky, on the property leased from Ann and Elmer Smith will be approved. Approval of the Company permit on the Ann and Elmer Smith location must not be contingent upon the making of substantial revisions, the expenditure of large sums of money or the expiration of significant lengths of time. Other than the permit described above and the Philcon permit, no other permits have been applied for or are in deferred status with respect to either the Company or the property described in the leases listed in Schedule 1.8 attached hereto.

(d) Good title to leases. The Company and its Lessors must, in the opinion of Cardinal's attorneys, have good and marketable title to all of the leases described on Schedule 1.8 on the Closing Date (including the leases to be transferred to the Company by Paul Slater on or before the Closing Date).

(e) Amendment of Leases. The Company or Paul Slater, as the case may be, must amend all leases (including but not limited to the following leases: Nina Blackburn lease, Ida and Ernest R. Slater lease, George and Mary Fields lease, and Ann and Elmer Smith lease) to include all seams of coal on all tracts (other than the Thacker seams) and to provide where necessary that any requirement relating to the commencement of mining and the corresponding right to renew the lease so long as mining operations are in progress will be satisfied with respect to each lease so long as mining is being conducted on any of the leased property contained in the "pool" of leased property being leased by the Company on the Closing Date.

(f) Books and Records. The Company's books and records

(both financial and corporate) must, in the opinion of Purchaser's attorneys, be in good order and must contain all proper corporate minutes and resolutions have been prepared and all proper tax returns filed.

(g) Liabilities. Other than the disclosed liabilities listed below, the Company must have no other liabilities, contingent or otherwise.

1. $8,000 note to the Matewan National Bank.

2. $5,000 note to the Matewan National Bank.

(h) Mining and Permitting Record. The Company's past mining and permitting record shall be satisfactory to the Purchaser, and the Stockholders mining and permitting records and that of their spouses will not cause the Company to experience undue delays in obtaining its and the Philcon mining permits as a result of Kentucky's "Applicant Violator System".

(i) Philcon Status. Philcon must be properly incorporated and in good standing with the Kentucky Secretary of State. Philcon's books and records (both financial and corporate) must, in the opinion of Purchaser's attorneys, be in good order and must contain all proper corporate minutes and resolutions have been prepared and all proper tax returns filed.

In addition, Philcon must have no liabilities, contingent or otherwise. Philcon's past mining and permitting record, and that of its principal shareholders and their spouses, and any companies owned or controlled by them, shall be satisfactory to the Purchaser. Representatives of the Purchaser must be permitted to examine all of Philcon's records and make all necessary inquiries to confirm the foregoing conditions.

(j) Ethel Slater Lease. A new three year lease executed with Ethel Slater. Such lease shall be, except for the new three year term and that it will be between Ethel Slater and the Company, identical to the existing lease dated August 24, 1987 between Ethel Slater and Paul Slater.

(k) Hilbert O. and Patricia Phillips Lease. The lease must be amended to obtain relief from the requirement to commence mining and the lease must be extended in a manner satisfactory to the Purchaser.

(l) Environmental review. The Purchaser, or its agents, will conduct an environmental investigation of the property and the results of such investigation must be satisfactory to the Purchaser.

(m) Existence of Coal Reserves. The Purchaser, or its agents, will review the leased property contained in the "pool" of leased property being leased by the Company on the Closing Date to ascertain the extent to which the property has been mined in the past and the seams which have been mined, if any, and to determine if the core drilling information for the coal seams and the access to the property and the seams of coal are as represented to the Purchaser by Paul Neil Slater. The results of this review must be satisfactory to the Purchaser.

(n) Mineral Ownership of the Stepp Heirs' Tract. The ownership of that portion of the mineral on the Stepp heirs' tract lease which is shown on the Company's engineering map as owned by Pocahontas must be corrected to show that the Stepp heirs own the mineral interest in such tract.

ARTICLE VI

CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

6. Conditions to the Stockholders' Obligations. The sale of the Stock of the Stockholders on the Closing Date is conditioned upon the satisfaction, on or prior to such date, of the following conditions:

6.1 Opinion of the Purchaser's Counsel. The Purchaser shall have furnished the Stockholders with an opinion, dated the Closing Date, of Huddleston, Bolen Beatty, Porter & Copen, Attorneys at Law, in form and substance satisfactory to the Stockholders and their counsel, to the effect set forth in Exhibit 3 attached hereto.

6.2 Good Standing Certificates. The Purchaser shall have delivered to the Stockholders a certificate from the Secretary of State of Kentucky to the effect that the Purchaser is in good standing in Kentucky.

6.3 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Stockholders a certificate, dated the Closing Date, to that effect.

6.4 Performance of Agreements. All of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Purchaser shall have delivered to the Stockholders a certificate, dated the Closing Date, to that effect.

6.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Stockholders and their counsel, and the Stockholders shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

7.1 Survival of Representations. The respective representations and warranties of the Stockholders and the Purchaser contained in this Agreement or in any Schedule attached hereto shall survive the purchase and sale of the Stock contemplated hereby.

7.2 Indemnification. (a) The Stockholders agree, jointly and severally, to indemnify and hold the Purchaser and its officers, directors and agents harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) suffered or paid, directly or indirectly, through application of the Company's or the Purchaser's assets, as a result of or arising out of the failure of any representation or warranty made by the Stockholders in this Agreement or in any Schedule attached hereto to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

(b) The Purchaser agrees to indemnify and hold the Stockholders harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) suffered

or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by the Purchaser in this Agreement or in any Schedule attached hereto to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

(c) The obligations to indemnify and hold harmless pursuant to Section 7.2 shall survive the consummation of the transactions contemplated by this Agreement.

7.3 Set-Off. In the event the Stockholders, or one of them, breach this Agreement, then Purchaser shall be entitled to reimbursement from the Stockholders for all amounts reasonably expended by it in its efforts to cure or remedy the result of the breach, and shall have the right to set off against amounts due the Stockholders or anyone else under this Agreement until the Purchaser recovers the reasonable expenditures made by it in effecting or attempting to effect a cure of or to remedy the results of the breach.

ARTICLE VIII

MISCELLANEOUS

8.1 Knowledge of Stockholders. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Stockholders, the Stockholders confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

8.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of

their respective counsel.

8.3 Governing Law. This Agreement shall be governed by the law of the State of Kentucky.

8.4 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Purchaser to the contents and the manner of presentation and publication thereof.

8.6 Notices. All notices called for or required under this Agreement shall be in writing and mailed to the parties at:

If to Purchaser: Cardinal Land Corporation
P.O. Box 372
Catlettsburg, Kentucky 41129
Attention: William S. Whitson

If to Stockholders: Sharon Preece
P.O. Box 408
Turkey Creek, Kentucky 41570

and to

Gwendolyn Slater
HC 61, Box 770
Turkey Creek, Kentucky 41570

8.7 Assignment and Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

8.9 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser and the Stockholders.

8.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

8.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto, and other than Paul Slater, Christopher Younger and Sharon Preece.

8.13 Termination of Agreement. All parties hereto agree to use their best efforts to fulfill the requirements of Articles V and VI as soon as practicable. If any precondition to the completion of the transactions contemplated hereby is not fulfilled on or prior to August 30, 1990, this Agreement shall be null and void and have no further effect.

IN WITNESS WHEREOF, the Purchaser has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, and each of the Stockholders has executed this Agreement, all as of the day and year first above written.

CARDINAL LAND CORPORATION,
a Kentucky corporation.

By ______________________
Its ______________________

____
Gwendolyn Slater

____
Sharon Preece

Consented and Agreed To:

____
Paul Neil Slater

I consent and agree with and to the foregoing Stock Purchase Agreement and the warranties and representations contained therein only to the extent that I have actual knowledge of such agreements, warranties and representations.

____
C. Christopher Younger

STATE OF KENTUCKY)
) ss
COUNTY OF Boyd)

The foregoing Stock Purchase Agreement was acknowledged before me this 22 day of August, 1990, by Gwendolyn Slater.

My commission expires: MY COMMISSION EXPIRES 12/14/93.

Linda Cameron
Notary Public, State at Large,
Kentucky

STATE OF KENTUCKY)
) ss
COUNTY OF Boyd)

The foregoing Stock Purchase Agreement was acknowledged before me this 22 day of August, 1990, by Sharon Preece.

My commission expires: MY COMMISSION EXPIRES 12/14/93.

Linda Cameron
Notary Public, State at Large,
Kentucky

STATE OF KENTUCKY)
) ss
COUNTY OF Boyd)

The foregoing Stock Purchase Agreement was acknowledged before me this 22 day of August, 1990, by Paul Neil Slater.

My commission expires: MY COMMISSION EXPIRES 12/14/93.

Linda Cameron
Notary Public, State at Large,
Kentucky

STATE OF KENTUCKY)
) ss
COUNTY OF Boyd)

The foregoing Stock Purchase Agreement was acknowledged before me this 22 day of August, 1990, by C. Christopher Younger.

My commission expires: MY COMMISSION EXPIRES 12/14/93.

Linda Cameron
Notary Public, State at Large,
Kentucky

STATE OF KENTUCKY)
) ss
COUNTY OF Boyd)

The foregoing Stock Purchase Agreement was acknowledged before me this 22 day of August, 1990, by William S. Whitson, as Secretary of Cardinal Land Corporation, on behalf of the corporation.

My commission expires: MY COMMISSION EXPIRES 12/14/93.

Linda Cameron
Notary Public, State at Large,
Kentucky